Exhibit 32

PURSUANT TO 18 U.S.C. 1350

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Mymetics Corporation, a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the nine months ended September 30, 2012 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2012	By:	/s/ Grant Pickering
President and Chief Executive Officer

Dated: November 13, 2012	By:	/s/ Ronald Kempers
Principal Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as a separate disclosure document.